UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2007

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 793-7233

Registrant’s facsimile number, including area code: ___________

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On October 18, 2007, at a special meeting of the shareholders of Spear & Jackson, Inc. (the "Company"), the Company's shareholders approved a transaction (the "Merger") in which the Company will be merged with and into Pantene Global Acquisition Corp., a Nevada corporation (the "Acquisition Sub").  A copy of the merger agreement was included in the Company's Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on June 25, 2007.

As a result of the Merger, each share of common stock of the Company outstanding (other than shares held by dissenting shareholders and the Acquisition Sub's parent companies) will be converted into the right to receive $1.96 in cash.  A letter of transmittal setting forth how the Company's shareholders are to tender their shares will be promptly forwarded by the Company to each shareholder.

The effective time of the Merger is 4:00 pm EST on October 18, 2007.  At the effective time all trading in the Company's common stock will cease.

The Company has filed the necessary notice with NASDAQ, and intends to file a Form 15 with the SEC prior to the Effective Time.

Item 9.01

Financial Statement and Exhibits

(d)

Exhibits

Number

Exhibit

3.1

Articles of Merger

99.1

Press Release dated October 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 18, 2007

SPEAR & JACKSON, INC.

By:	/s/ PATRICK J. DYSON
Name: Patrick J. Dyson
Title: Chairman and Chief Financial Officer